Exhibit 23.2

CONSENT OF DELOITTE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-44204, 333-34648, 33-86930, 33-90392, 33-96620, 33-97490, and 333-132447) and on Form S-8 (Nos. 333-45118, 333-40508, 333-44212, 33-41027, 33-80988, 33-94790, 333-142980, 333-13387, 333-13359, 333-13357, 333-56244, 333-48110, 333-35276, 333-34622, 333-94999, 333-92885, 333-87039, 333-55983, 333-55991, 333-34671, 333-81414, 333-102747, 333-133830, 333-115123, 333-128427, 333-152966, 333-159174, 333-171321, 333-171295, 333-165153, and 333-181403) of our report dated February 28, 2013 (February 26, 2014 as to the effects of the restatement discussed in Note 19a and November 12, 2013 as to the effects of the restatement discussed in Note 19b) relating to the consolidated financial statements and financial statement schedule of PMC-Sierra, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of PMC for the year ended December 28, 2013.

/s/ Deloitte LLP

Vancouver, Canada

February 26, 2014